                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of June 16, 1995, between PAYLESS CASHWAYS, INC., an Iowa corporation (hereinafter called the "Company"), and DAVID STANLEY (hereinafter called the "Executive").

         WHEREAS, the Company currently employs the Executive as Chairman and Chief Executive Officer pursuant to an Employment Agreement dated as of December 1, 1988, as amended on March 10, 1992 and June 23, 1993 (the "Prior Agreement"), and the Executive is a key executive officer of the Company; and

         WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company on the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, in consideration of the mutual covenants of the parties herein made, it is hereby agreed:

         1. Employment and Duties. For the term stated in Paragraph 2 below, the Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, to perform the duties and responsibilities of a chairman and chief executive officer, together with such other responsibilities as are consistent with such position and as are assigned by the Board of Directors from time to time, and to serve as Chairman and Chief Executive Officer of the Company, subject at all times to the performance by the Board of Directors of the Company of its responsibilities with regard to the management and affairs of the Company. The Executive agrees to devote his full business time and effort to the diligent and faithful performance of his duties under the direction of the Board of Directors of the Company. Such duties shall be performed from the Company's principal executive offices in Kansas City, Missouri.

         2. Term of Employment. Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on the date hereof and shall continue through March 1, 1999. The term of the Executive's employment hereunder shall automatically be extended for a period of one year through March 1, 2000 unless either party hereto shall give written notice of non-renewal on or before December 1, 1998. In the event a Change of Control (as defined in Paragraph 6(e) below) occurs, the term of this Agreement shall be (a) the stated term hereof, or (b) one year and sixty (60) days after the date of the Change of Control, whichever is longer.

         3.  Compensation.

                  (a) Base Salary. As compensation for his services, the Executive shall be paid a base salary at a minimum annual rate of $650,000 payable in equal bi-weekly installments, which salary shall be reviewed and may be adjusted from time to time at the discretion of the Board of Directors (the "Base Salary"); provided that the Base Salary shall not be less than the amount stated in this Paragraph 3(a).

                  (b) Incentive  Compensation.  The Executive shall, in addition to his Base Salary, also be eligible to receive incentive compensation payable under the Company's management and executive incentive compensation program or such other program or plan as from time to time in effect and as determined by the Compensation Committee of the Board of Directors (the "Incentive Compensation").
                  (c)  Other  Benefits.  The  Executive  shall  be  entitled  to participate in the Company's regular health, life, pension, vacation and disability plans in accordance with their respective terms. The Company will also provide employee benefits to the Executive in respect of the Executive's employment as the Company customarily provides, from time to time, to its senior officers, including the Company's Supplemental Retirement Plan dated January 1, 1988, as amended (the "Supplemental Retirement Plan") and other benefits for senior officers set forth in Exhibit A hereto. Nothing herein shall be construed to limit the Company's discretion to amend, terminate or otherwise modify any such plans, subject to the Executive's rights under Paragraph 6(c)(iii) below.

         4.  Confidentiality Provision and Solicitation Provisions.

                  (a) Confidentiality of Proprietary Information.  The Executive
         agrees that, at all times, both during his employment and after the termination thereof, he shall not divulge to any other person, firm or corporation, or in any way use for his own benefit, except as required in the conduct of the Company's business or as authorized in writing on behalf of the Company, any trade secrets or confidential information (the "Proprietary Information") obtained during the course of his employment with the Company. The Proprietary Information includes, but is not limited to, customer or client lists (including the names and/or positions of persons employed by such customers or clients who play a role in the decisions of such customers or clients concerning products or services of the type provided by the Company), financial matters, inventory techniques and programs, Company records of accounts, business projections, Company contracts, sales or marketing plans and strategies, pricing information and formulas, matters contained in unpublished records and correspondence, planned expansion programs (including areas of expansion and potential customer lists) and any and all information concerning the business or affairs of the Company which is not known by or generally available to the public. All papers and records of every kind relating to the Proprietary Information, including any such papers and records which shall at any time come into the possession of the Executive, shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon termination of the Executive's employment for any reason or upon request by the Company at any time either during or after the termination of such employment. All information relating to or owned by customers of the Company of which the Executive becomes aware or with which the Executive becomes familiar through the Executive's employment with the Company shall be kept confidential and not disclosed to others or used by the Executive directly or indirectly except in the course of the Company's business.

                  (b) Solicitation Prohibition. During the term of this Agreement and for a period of one (1) year after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly or indirectly, whether as an individual for the Executive's own account or with any other person, firm corporation, partnership, joint venture or entity whatsoever, solicit or endeavor to entice away from the Company any employee who is or was employed by the Company during the period that the Executive is employed by the Company. Additionally, the Executive shall not, during the term of this Agreement or within one (1) year after the termination of the Executive's employment with the Company for any reason directly or indirectly, through any other individual or entity solicit, entice, persuade or induce any individual or entity to terminate, reduce or refrain from renewing or extending its contractual or prospective relationship or other relationship with the Company.

                  (c) Definition of "Company". For the purposes of Paragraph 4, the term "Company" shall mean the Company and any of its direct or indirect subsidiaries.

         5. Covenant Not to Compete. During (a) the term of the Executive's employment with the Company, (b) the one year after termination of the Executive's employment with the Company if such termination is as a result of any of the following:

                      (i) a voluntary termination by the Executive under Paragraph 6(d),
                      (ii) a termination by the Company for Cause under Paragraph 6(b), or
                      (iii) the election of the Executive not to renew the terms of the
             Executive's employment under this Agreement as provided in Paragraph 2 above,

and (c) the one year following expiration of the term (including the one year renewal term) of Executive's employment hereunder on March 1, 2000 if there has been no termination of the Executive's employment prior thereto, the Executive agrees not to engage in or act as an officer or director, or on an individual basis as an employee, consultant or agent, of any other person, firm, corporation, partnership, joint venture or other entity which is engaged in the business of building materials retailing if the annual sales of such business (including any related or commonly owned entity on a combined basis) from the sale of building materials and all related products and services for the most recently completed fiscal year exceeds $500,000,000. The foregoing provisions shall not prohibit the Executive from investing in any securities of any corporation whose securities, or any of them, are listed on a national securities exchange or traded in the over-the-counter market if the Executive shall own less than 1% of the outstanding voting stock of such corporation. The Executive agrees that a breach of the covenants contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief, including damages, as may be proper.

         6.  Termination.

                  (a) Death or Disability. In the event of the Executive's death or disability as defined in the Company's disability plan then in effect, the Company's obligation to make further Base Salary payments hereunder shall thereupon terminate. Executive shall be entitled to receive any Incentive Compensation which he has earned, prorated to the date of death or disability termination, and the Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect, including any agreements pursuant thereto.

                  (b) Termination for Cause by the Company. By following the procedure set forth in Paragraph 6(f), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event
         Executive: (i) has committed a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of the Executive's duties as an employee of the Company; (ii) grossly neglected or wilfully failed in any way to perform substantially the duties of the Executive's employment hereunder, including but not limited to an act of insubordination; or (iii) acted or failed to act in any other way that reflects materially and adversely upon the Company, including but not limited to the Executive's conviction of or plea of nolo contendere to (A) any felony (other than any felony arising out of negligence) or any misdemeanor involving moral turpitude, or (B) any crime or offense involving dishonesty with respect to the Company; or (iv) has knowingly and for his own benefit failed to comply with the covenants contained in Paragraphs 4 or 5 of this Agreement. If the employment of the Executive is terminated by the Company for Cause, this Agreement and the Company's obligation to make further Base Salary and Incentive Compensation payments hereunder shall thereupon terminate. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

                  (c) Termination for Good Reason by the Executive. By following the procedure set forth in Paragraph 6(f), the Executive shall have the right to terminate his employment with the Company for "Good Reason" in the event (i) he is not at all times the duly elected Chairman and Chief Executive Officer of the Company; (ii) there is any material reduction in the scope of his authority and responsibility (provided, however, in the event of an illness or injury which disables the Executive from performing his duties, the Company may reassign the Executive's duties to one or more other employees until the Executive is able to perform his duties); (iii) there is a reduction in the Executive's Base Salary below the minimum amount specified in Paragraph 3(a) above, a reduction in the percentage of Base Salary which is the Incentive Compensation opportunity of the Executive under Paragraph
         3(b), an amendment to the Supplemental Retirement Plan which is materially adverse to the Executive or a material reduction in the other benefits to which the Executive is entitled under Paragraph 3(c) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Kansas City, Missouri metropolitan area; or (v) the Company fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason, the Executive shall be entitled to the severance benefits set forth in Paragraph 6(g) below.

                  (d)  Termination  Without  Cause or Without Good  Reason.  The
         Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement, and in such event the Executive shall be entitled to the severance benefits set forth in Paragraph 6(g) below. The Executive may voluntarily terminate his employment without Good Reason prior to the expiration of the term of this Agreement, and in such event Executive's rights to further Base Salary payments and Incentive Compensation (except Incentive Compensation prorated to the date of termination) shall terminate on the effective date of such resignation and Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect, including any agreements pursuant thereto.

                  (e) Right of  Termination  after a Change of  Control.  In the event of a Change of Control (as defined below), the Executive may terminate the Executive's employment under this Agreement upon thirty
         (30) days' prior written notice to the Company; provided that (x) such notice of termination under this Paragraph 6(e) must be given, if at all, during the sixty (60) day period immediately following the first anniversary of the date of the Change of Control, and (y) until the termination of the Executive's employment pursuant to this Paragraph 6(e) (subject to the continued right of the Executive to terminate employment for Good Reason pursuant to Paragraph 6(c) of this
         Agreement) the Executive shall continue to perform the Executive's duties and responsibilities under this Agreement. In the event the Executive terminates the Executive's employment pursuant to this
         Paragraph 6(e), the Executive shall be entitled to the severance benefits set forth in Paragraph 6(g) below; provided, however, in the event that any payment or benefit received or to be received by the Executive in connection with a termination of the Executive's employment pursuant to this Paragraph 6(e) (collectively, the "Termination Payments") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to
         Section 280G (the "Termination Parachute Payments") and (ii) but for this proviso, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provisions to Section 4999 (the "Excise Tax"), then such Termination Payments shall be reduced to the largest amount which the Company, in the Company's reasonable discretion, determines would result in no portion of the Termination Parachute Payments being subject to the Excise Tax. A "Change in Control" shall occur when and if:

                           (i) any person,  as defined in  Sections  3(a)(9) and
                  13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, any person or an "affiliate" (as defined in the Exchange Act) of such person who is the beneficial owner of any shares of any class (preferred or common) of the Company's capital stock on January 31, 1993; or

                           (ii) the occurrence  within any  twelve-month  period
                  during the term of the Agreement of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company's Board of Directors. The term "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a director during such twelve-month period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

                  (f) Notice and Right to Cure. The party proposing to terminate the employment of the Executive for Cause or Good Reason under Paragraph 6(b) or 6(c) above shall give written notice to the other, specifying the reason therefor with particularity. In the case of a termination pursuant to Paragraphs 6(b)(i), (iii) or (iv), or 6(c)(i), such termination shall be effective immediately upon delivery of such notice. In the case of any other proposed termination for Cause or Good Reason, the notice shall be given with sufficient particularity so that the other party will have an opportunity to correct any curable situation to the reasonable satisfaction of the party giving the notice within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the party giving such notice may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the other party that the employment is terminated effective forthwith.

                  (g) Severance Benefits. If the Executive's employment with the Company is terminated by the Company without Cause, by the Executive for Good Reason or by the Executive after a Change of Control in accordance with Paragraph 6(e), then the Executive shall be entitled to the following benefits:

                           (i) Base Salary. The Company shall continue to pay to
                  the Executive his Base Salary when and as such Base Salary would have been paid during the Severance Period (as defined in Paragraph 6(i) below).

                           (ii) Incentive Compensation. If the effective date of
                  such termination occurs before Incentive Compensation for any preceding year has been paid, the Company shall pay to the Executive the amount of the Executive's Incentive Compensation for the preceding year when and as it would have been paid if the Executive remained employed by the Company. In addition, the Company shall pay the Executive an amount equal to the average of the Incentive Compensation paid or payable to the Executive in respect of the two years immediately preceding the year in which the termination occurs multiplied by a fraction, the numerator of which is the number of months in the Severance Period after the end of the year for which Incentive Compensation for the Executive has been determined and the denominator of which is 12, which amount of Incentive Compensation shall be paid to the Executive when and as it would have been paid if the Executive remained employed by the Company (and regardless of the death or disability of the Executive subsequent to the date of termination).

                           (iii) Insurance Coverage. During the Severance Period, the Company shall provide the Executive with health, life and disability insurance substantially similar to the coverage of benefits which the Executive was receiving or entitled to receive under Paragraph 3(c) immediately prior to the date of termination, the cost of which was paid by the
                  Company. Such insurance coverage shall be provided to the Executive for the longer of (x) the Severance Period, or (y) the period during which such benefits would have been provided, at the Company's expense, to the Executive under the applicable health, life and disability insurance plans of the Company in effect immediately prior to the date of termination.

                           (iv) Stock  Incentives.  All of the Executive's stock
                  options and restricted stock grants shall continue to vest or be earned and be exercisable in accordance with their respective terms as if the Executive continued to be employed by the Company during the Severance Period (regardless of the death or disability of the Executive subsequent to the date of termination of employment).

                           (v) Retirement Benefits.  To the extent that benefits
                  under each of the Company's pension plans and the Company's Supplemental Retirement Plan are computed on the basis of either the salary and benefits paid while in the Company's employ or the term of the Executive's employment with the Company, the benefits payable and the Executive's eligibility therefor shall be determined as though the Executive were employed by the Company under this Agreement for and had attained the age that he would have attained at the end of the Severance Period.

                  (h) Survival of Certain Provisions. Notwithstanding any termination of the Executive's employment with the Company under this Agreement or the expiration of the Executive's employment hereunder, the provisions of Paragraphs 4 and 5 shall, to the extent provided therein, survive any such termination or expiration and shall be binding upon the Executive in accordance with the provisions thereof.

                  (i) Definition of Severance Period. The term "Severance Period" shall mean (x) except, in the case of a termination by the Company under Paragraph 6(d) after a Change of Control has occurred, or a termination by the Executive under Paragraph 6(e), the period from the date of the termination of the Executive's employment through March 1, 1999 if such termination occurs prior to December 1, 1998 or from the date of the termination of the Executive's employment through March 1, 2000 if such termination occurs after November 30, 1998, and in either case regardless of the death or disability of the Executive subsequent to the date of termination of his employment, or (y) in the case of a termination by the Company under Paragraph 6(d) after a Change of Control or a termination by the Executive under Paragraph 6(e), the period from the date of the termination of the Executive's employment through March 1, 1999 or two years after the date of such termination, whichever is longer and regardless of the death or disability of the Executive subsequent to the date of termination of his employment.

         7.  Arbitration.  The parties  hereby  agree that any  dispute  arising hereunder or any claim for breach or violation of any item hereof shall be submitted to arbitration pursuant to the rules of the American Arbitration Association ("AAA") to a panel of three arbitrators selected by mutual agreement of the parties or, if the parties do not mutually agree on the arbitration, in accordance with the rules of the AAA. The award determination of the arbitrators shall be final and binding upon the parties without right of appeal. Either party shall have the right to bring an action in any court of competent jurisdiction to enforce this Paragraph and to enforce any arbitrators' award rendered pursuant to this Paragraph. The venue for all proceedings in arbitration hereunder and for any judicial proceedings related thereto shall be in Kansas City, Missouri.

         8. Business Expenses. The Company shall reimburse the Executive for entertainment and travel expenses incurred related to the Company's business in accordance with the practices of the Company in effect on the date hereof with respect to the Executive, subject to the right of the Company to modify its general policies relating to expense reimbursement for employees to the extent such modifications do not materially reduce the extent of reimbursement for the Executive as in effect on the date hereof.

         9. Severability. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

         10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs and assigns of Executive and any successors in interest and assigns of the Company.


         11. Notices. All notices required or permitted to be given hereunder shall be by registered or certified mail addressed to the respective parties at their addresses set forth below:

         To the Executive:          David Stanley
                                    2300 Main, P.O. Box 419466
                                    Kansas City, MO 64141-0466


         To the Company:            Payless Cashways, Inc.
                                    Two Pershing Square

                                    2300 Main, P.O. Box 419466
                                    Kansas City, MO 64141-0466
                       Attention: Senior Vice President,
                         General Counsel and Secretary

or such other address as a party hereto may notify the other in writing.

         12. Applicable Law. This Agreement, or any portion thereof, shall be interpreted in accordance with the laws of the State of Missouri.

         13. Prior Agreement. This Agreement replaces the Prior Agreement which, upon execution hereof by both parties, shall be of no further force or effect.

         14. Corporate Approval. This Agreement and the execution thereof have been duly authorized by the Compensation Committee of the Company's Board of Directors.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.


                                            PAYLESS CASHWAYS, INC.



                                            By  s/ Susan M. Stanton
                                                -------------------------------
                                              Susan M. Stanton, President and
                                              Chief Operating Officer


                                                s/ David Stanley
                                                -------------------------------
                                                David Stanley

         Approval of the foregoing Agreement by the Compensation Committee of the Board of Directors of the Company is hereby confirmed.


                                                s/ Gary D. Rose
                                                -------------------------------
                                                Gary D. Rose, Chairman

                                                                       Exhibit A


                        PAYLESS CASHWAYS SENIOR OFFICER
                                BENEFITS SUMMARY





I.   Group Benefit Plans
     -------------------
     Medical/vision
     Dental
     Salary Continuance
     Long-term Disability
     Life insurance
     Survivor benefit

     Benefits are described in detail in the Payless Cashways, Inc. Group Benefit Plans for full-time employees.

II.  Vacation
     --------
     PCI provides paid vacation to employees after one year of employment and according to the following:

                 Years of Employment         Vacation Awarded
                 -------------------         ----------------
                    1yr - 4 yrs                   2 weeks
                    5 yrs - 14 yrs                3 weeks
                    15 yrs - 19 yrs               4 weeks
                    20+ yrs                       5 weeks

III. Holidays
     --------
     PCI provides employees with eight holidays during the year. Nationally recognized holidays are:
                              New Year's Day
                              Memorial Day
                              Independence Day
                              Labor Day
                              Thanksgiving Day
                              Christmas Day
                              Two personal days each year

IV.  Retirement Plans
     ----------------

     MONEYBUILDER - PCI offers employees the opportunity to participate in a 401K Plan after 1 year of employment (entry dates January 1 and July 1 next following employee's one year anniversary). Employees may defer between 2% to 18% of pay (base and bonus). Senior Officers and other highly compensated individuals may only defer up to 6% of pay. The Company matches deferrals at 50% of the first 2% of pay and 25% for deferrals between 2% and 6%. There is no match for deferrals above 6%. The match for highly compensated individuals is made in equal installments throughout the year to the maximum match allowed by the Plan, based on discrimination testing.

     Vesting of employer contribution is:
                       Less than 3 years                0%
                       3 yrs - 4 yrs                   60%
                       4 yrs - 5 yrs                   80%
                       5 yrs and more                 100%

     MoneyBuilder offers eight investment choices including a 2 year GIC, a 5 year GIC, a stock index fund, a bond and mortgage fund, a money market fund, a Payless stock fund, a stock emphasis balanced fund and an international stock fund.

     RETIREMENT - PCI offers a defined-benefit retirement plan to employees with one year employment (entry date January 1 and July 1 next following employee's one year anniversary). Benefits are based on years of service and career average pay. The benefit formula is:

          1% times years of service times average pay
                                             plus
          1/2% times years of service times excess of covered compensation

     Excess of covered compensation is defined by the IRS. Unreduced benefits are payable at social security retirement age. Early retirement benefits are payable as early as age 55 with 10 years of service. Participants are 100% vested with five years' plan participation.

V.   Miscellaneous Officer Benefits
     ------------------------------

     OFFICER PHYSICAL - PCI offers are provided a complete Company-paid annual physical. Officers are allowed to arrange for their physical through the physician of their choice.

     PCI PROVIDED AUTOMOBILE - Automobiles are provided to officers based on a standard make/model and option package determined by officer's classification. Fuel and maintenance expenses are provided by PCI and W-2 wages are increased by the portion of the lease, fuel and expenses attributable to personal use.

     PARKING - Officers receive Company paid parking.

     TAX PREPARATION/FINANCIAL SERVICES - PCI provides each officer with up to $1,000 annually to pay for personal financial services.

     SUPPLEMENTAL DISABILITY - The group LTD program caps benefits at $120,000, a maximum insured annual income of $200,000. Officers participate in a supplemental disability plan which provides a benefit, when combined with the group LTD plan and social security, of 60% of total pay received during the 12 months preceding disability. Benefits are payable beginning on day 181 of disability to age 65.

     SUPPLEMENTAL DEATH BENEFIT - The PCI group life insurance plan provides a death benefit of two times base pay. PCI provides officers with a supplemental death plan which provides pre-retirement death benefit, when combined with the group plan, of three times base pay received during the 12 months preceding death. The plan provides a post-retirement death benefit of one times pay.

     SUPPLEMENTAL RETIREMENT - Officers are eligible to participate in a supplemental retirement plan which provides a benefit, when combined with the PCI retirement Plan and Social Security, of up to 50% of the final five year average total cash compensation. Unreduced benefits are payable as early as age 62 and reduced, early retirement benefits, as early as age 55. Benefits normally are not payable until the participant has been an eligible employee for 10 years. Precise terms of participation for executive officers is at the discretion of the Compensation Committee of the Board of Directors. Participation, including precise terms of participation, for all other officers is at the discretion of the Chief Executive Officer.


                                                                      June, 1995